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                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                       OF

                       CHAMPION INTERNATIONAL CORPORATION

                                       TO

                         CONDOR ACQUISITION CORPORATION
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                          INTERNATIONAL PAPER COMPANY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.50 per share (together with the associated rights to purchase preferred stock, the "Champion Shares"), of Champion International Corporation, a New York corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the expiration date (as defined in the Prospectus dated May 19, 2000 (the "Prospectus")), or if time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent") prior to the expiration date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent as described in the Prospectus.

                      The Exchange Agent for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

               By Mail:                            By Facsimile:                             By Hand:
  ChaseMellon Shareholder Services,       (For eligible institutions only)      ChaseMellon Shareholder Services,
                L.L.C.                             (201) 296-4293                             L.L.C.
            P.O. Box 3301                                                            120 Broadway, 13th Floor
      South Hackensack, NJ 07606          Confirm Facsimile by Telephone:               New York, NY 10271
                                                   (201) 296-4860
                                              (For Confirmation Only)
                                               By Overnight Courier:
                                         ChaseMellon Shareholder Services,
                                                       L.L.C.
                                                 Mail Stop -- Reorg
                                                 85 Challenger Road
                                             Ridgefield Park, NJ 07660

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Condor Acquisition Corporation ("Purchaser"), a New York corporation and a wholly owned subsidiary of International Paper Company, a New York corporation ("IP"), upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Champion Shares set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus.

 Signature(s):
 --------------------------------------

 Name(s) of Record Holders:
 ---------------------

 -----------------------------------------------------
                              PLEASE TYPE OR PRINT

 Number of Champion
 Shares:
 --------------------------------

 Certificate No(s). (if available)
 ------------------

 Dated:
 ---------------------------------------, 2000
Address(es):
---------------------------------------

-----------------------------------------------------
                                                                       ZIP CODE

Area Code and Tel. No.(s):
----------------------

Check box if Champion Shares will be tendered by book-entry transfer: [ ]

Account Number:
---------------------------------

                               DELIVERY GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

      The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program, guarantees to deliver to the Exchange Agent either certificates representing the Champion Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Champion Shares into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange trading days after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Champion Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm:
 ------------------------------------

 Address:
 -------------------------------------------

 -----------------------------------------------------
                                                                        ZIP CODE

 Area Code and Tel. No.:
 --------------------------
Authorized Signature:
-----------------------------

Name:
---------------------------------------------
                                 PLEASE PRINT

Title:
-----------------------------------------------

Dated:  ______________________________ , 2000

   NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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